EXHIBIT 24
Power of Attorney
Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint HOPE DMUCHOWSKI, JEFF L. FLEMING, CLYDE A. BILLINGS, JR., and DANE P. SMITH, jointly and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to execute and sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the provisions of the Securities Exchange Act of 1934 by First Horizon Corporation and, further, to execute and sign any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE
/s/ D. Bryan Jordan	Chairman of the Board, President, and Chief Executive Officer and Director (principal executive officer)	February 28, 2023
D. Bryan Jordan
/s/ Hope Dmuchowski	Senior Executive Vice President and Chief Financial Officer (principal financial officer)	February 28, 2023
Hope Dmuchowski
/s/ Jeff L. Fleming	Executive Vice President and Chief Accounting Officer (principal accounting officer)	February 28, 2023
Jeff L. Fleming
/s/ Harry V. Barton, Jr.	Director	February 28, 2023
Harry V. Barton, Jr.
/s/ John N. Casbon	Director	February 28, 2023
John N. Casbon
/s/ John C. Compton	Director	February 28, 2023
John C. Compton
/s/ Wendy P. Davidson	Director	February 28, 2023
Wendy P. Davidson
/s/ William H. Fenstermaker	Director	February 28, 2023
William H. Fenstermaker
/s/ J. Michael Kemp, Sr.	Director	February 28, 2023
J. Michael Kemp, Sr.

1	2022 FORM 10-K ANNUAL REPORT

EXHIBIT 24
Power of Attorney

SIGNATURE	TITLE	DATE
/s/ Rick E. Maples	Director	February 28, 2023
Rick E. Maples
/s/ Vicki R. Palmer	Director	February 28, 2023
Vicki R. Palmer
/s/ Colin V. Reed	Director	February 28, 2023
Colin V. Reed
/s/ E. Stewart Shea, III	Director	February 28, 2023
E. Stewart Shea, III
/s/ Cecelia D. Stewart	Director	February 28, 2023
Cecelia D. Stewart
/s/ Rosa Sugrañes	Director	February 28, 2023
Rosa Sugrañes
/s/ R. Eugene Taylor	Director	February 28, 2023
R. Eugene Taylor

2	2022 FORM 10-K ANNUAL REPORT